EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment No. 3 of our report dated February 4, 2011 relating to the December 31, 2010 financial statements of MMAX Media, Inc. f/k/a Hyperlocal Marketing LLC.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

WEBB & COMPANY, P.A.

Certified Public Accountants

Boynton Beach, Florida

January 13, 2012